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Exhibit 5.1

May 16, 2007

Advanced Magnetics, Inc.
125 CambridgePark Drive, 6th Floor
Cambridge, MA 02140

  Re:
  Advanced Magnetics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We are rendering this opinion in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof by Advanced Magnetics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 under the Securities Act as set forth in the final prospectus that forms a part of the Registration Statement (the "Prospectus") and as to be set forth in one or more final supplements to the Prospectus (each, a "Prospectus Supplement"), of an unlimited amount of the following securities (the "Registered Securities"): (i) shares of preferred stock, $0.01 par value per share, of the Company (the "Preferred Shares"); (ii) shares of common stock, $0.01 par value per share, of the Company (the "Common Shares"); and (iii) warrants to purchase Preferred Shares or Common Shares (the "Warrants"). The following opinion is furnished to the Company to be filed with the Commission as Exhibit 5.1 to the Registration Statement. As used in this opinion, the term "Registration Statement" includes, unless otherwise stated, such Registration Statement, as amended, when effective (including any necessary post-effective amendments thereto); the term "Convertible Registered Securities" means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities; and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

        In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

        We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related agreements and instruments, except to the extent described in the Registration Statement and the prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Amended and Restated By-laws, as amended, and (ii) not in conflict with any contractual or other restrictions which are binding on the Company, and that, without limiting the generality of the foregoing, any agreements or instruments that are hereafter required to be filed as an exhibit to the Registration Statement will be properly filed by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

        We have also necessarily assumed in connection with the opinions expressed below that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (ii) a Prospectus Supplement or a free writing prospectus will have been filed with the Commission pursuant to Rule 424 under the Securities Act describing the Registered Securities offered thereby; (iii) the Company's Board of Directors (the "Board") or a duly authorized Committee thereof shall have duly adopted final resolutions (the "Final Resolutions") authorizing the issuance and sale of the applicable Registered Security as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Warrant Agreement (as defined below); (iv) evidence of each Registered Security shall have been duly executed, countersigned, authenticated and registered, as required by the Warrant Agreement, if applicable, and Certificate of Incorporation, Amended and Restated By-laws and Final Resolution for that Registered Security, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor (which shall, in any event, be an amount at least equal to the par value, if any, thereof), as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, Warrant Agreement and Final Resolutions for such Registered Security; (v) all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vi) any Underlying Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vii) with respect to any Common Shares or Preferred Shares offered, or any Convertible Registered Securities as to which Common Shares or Preferred Shares are the related Underlying Registered Securities that, at the time of the issuance thereof, the Company will have a sufficient number of shares of authorized Common Shares or Preferred Shares, as the case may be, under the Certificate of Incorporation that will be unissued and not otherwise reserved for issuance.

        To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each person (other than the Company), if any, has the requisite organizational and legal power and authority to perform its obligations under, each Warrant Agreement to which it is a party; (ii) such person will be in compliance with all applicable laws and regulations, with respect to acting as an agent under each applicable Warrant Agreement; and (iii) each Warrant Agreement will be the valid and binding agreement of each party thereto (other than the Company), enforceable against such party in accordance with its terms.

        We express no opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws.

        Our opinions set forth below with respect to the validity or binding effect of any security or obligation are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors; (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief; and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

        Based on and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, as of the date hereof:

        (1)   Each series of Preferred Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving a certificate of designation setting forth the terms of such series of Preferred Shares, including establishing a sufficient quantity thereof and setting forth the preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the Final Resolutions for such series of Preferred Shares; and (ii) the certificate of designation shall have been duly executed and filed with and accepted for record by the Secretary of State of the State of Delaware. If such Preferred Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Preferred Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

        (2)   The Common Shares will be validly issued, fully paid and non-assessable by the Company. If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

        (3)   The Warrants will be duly authorized and validly issued and binding obligations of the Company when (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions approving one or more warrant agreements, including a form of warrant set forth therein or related thereto (each, a "Warrant Agreement"), establishing the terms and conditions of such Warrants; and (ii) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and, if applicable, any other person party thereto. If such Warrants are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Warrants, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are valid and binding obligations of the Company, as applicable.

        All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Sullivan & Worcester LLP SULLIVAN & WORCESTER LLP

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  Exhibit 5.1